Exhibit 1.1

FIFTH THIRD BANCORP

Underwriting Agreement

April 20, 2022

Goldman Sachs & Co. LLC

Fifth Third Securities, Inc.

Morgan Stanley & Co. LLC

RBC Capital Markets, LLC

As Representatives of the

several Underwriters listed

in Schedule 1 hereto

c/o	Goldman Sachs & Co. LLC

200 West Street

New York, New York 10282

c/o	Fifth Third Securities, Inc.

38 Fountain Square Plaza

Cincinnati, Ohio 45263

c/o	Morgan Stanley & Co. LLC

1585 Broadway

New York, New York 10036

c/o	RBC Capital Markets, LLC

Brookfield Place

200 Vesey Street, 8th Floor

New York, New York 10281

Ladies and Gentlemen:

Fifth Third Bancorp, an Ohio corporation (the “Company”), proposes to issue and sell to the several Underwriters listed in Schedule 1 hereto (the “Underwriters”), for whom you are acting as representatives (the “Representatives”), (i) $400,000,000 principal amount of its 4.055% Fixed Rate/Floating Rate Senior Notes due 2028 having the terms set forth in Schedule 2 hereto (the “2028 Notes”) and (ii) $600,000,000 principal amount of its 4.337% Fixed Rate/Floating Rate Senior Notes due 2033 having the terms set forth in Schedule 2 hereto (the “2033 Notes” and, together with the 2028 Notes, the “Securities”). The Securities will be issued pursuant to an Indenture dated as of April 30, 2008, as such indenture may hereafter be supplemented (the “Indenture”), between the Company and Wilmington Trust Company, as trustee (the “Trustee”).

The Company agrees to issue and sell the Securities to the several Underwriters as provided in this Agreement, and each Underwriter, on the basis of the representations, warranties and agreements set forth herein and subject to the conditions set forth herein, agrees, severally and not jointly, to purchase from the Company the respective principal amount of Securities set forth opposite such Underwriter’s name in Schedule 1 hereto at a price equal to 99.650% of the principal amount of the 2028 Notes and 99.550% of the principal amount of the 2033 Notes, plus accrued interest, if any, from April 25, 2022 (the “Purchase Price”). The Company will not be obligated to deliver any of the Securities except upon payment for all the Securities to be purchased as provided herein. To the extent there are no additional Underwriters named in Schedule 1 hereto other than you, the term Representatives as used herein shall mean you, as Underwriters, and the terms Representatives and Underwriters shall mean either the singular or plural as the context requires.

The Company understands that the Underwriters intend to make a public offering of the Securities as soon after the effectiveness of this Agreement as in the judgment of the Representatives is advisable, and initially to offer the Securities on the terms set forth in the Time of Sale Information and the Prospectus. Schedule 3 hereto sets forth the Time of Sale Information made available at the Time of Sale. The Company acknowledges and agrees that the Underwriters may offer and sell Securities to or through any affiliate of an Underwriter and that any such affiliate may offer and sell Securities purchased by it to or through any Underwriter.

The Company further acknowledges that the only information furnished to the Company by the Representatives for purposes of Sections 3(a), 3(b), 3(c), 7(a) and 7(b) of the Underwriting Agreement Standard Provisions are set forth in Schedule 5 hereto.

Payment for and delivery of the Securities shall be made at the offices of Davis Polk & Wardwell LLP, 450 Lexington Avenue, New York, New York 10017, at 9:00 A.M., New York City time, on April 25, 2022, or at such other time or place on the same or such other date, not later than the fifth business day thereafter, as the Representatives and the Company may agree upon in writing (the “Closing Date”).

Payment for the Securities shall be made by wire transfer in immediately available funds to the account(s) specified by the Company to the Representatives against delivery of one or more global notes representing the Securities (collectively, the “Global Note”) to the nominee of The Depository Trust Company, for the account of the Underwriters, with any transfer taxes payable in connection with the sale of the Securities duly paid by the Company. The Global Note will be made available to the Representatives for inspection not later than 1:00 P.M., New York City time, on the business day prior to the Closing Date.

2

All provisions contained in the document entitled Underwriting Agreement Standard Provisions attached as Exhibit A hereto are incorporated by reference herein in their entirety and shall be deemed to be a part of this Underwriting Agreement to the same extent as if such provisions had been set forth in full herein, except that if any term defined in such Underwriting Agreement Standard Provisions is otherwise defined herein, the definition set forth herein shall control. With respect to the Securities, the Time of Sale referred to in the Standard Provisions is 4:35 P.M., New York City time, on April 20, 2022.

This Agreement may be signed in counterparts (which may include counterparts delivered by any standard form of telecommunication), each of which shall be an original and all of which together shall constitute one and the same instrument.

[Signature Pages Follow]

3

If the foregoing is in accordance with your understanding, please indicate your acceptance of this Agreement by signing in the space provided below.

Very truly yours, FIFTH THIRD BANCORP

By:	/s/ Bryan Preston
Name: Bryan Preston
Title: Senior Vice President and Treasurer

[Signature Page to Underwriting Agreement]

Accepted: April 20, 2022

GOLDMAN SACHS & CO. LLC

For themselves and on behalf of the

several Underwriters listed

in Schedule 1 hereto.

GOLDMAN SACHS & CO. LLC

By:	/s/ Ali Malik
Name: Ali Malik
Title: Managing Director

[Signature Page to Underwriting Agreement]

Accepted: April 20, 2022 FIFTH THIRD SECURITIES, INC.

By:	/s/ Maria Yamat
Name: Maria Yamat
Title: Managing Director

[Signature Page to Underwriting Agreement]

Accepted: April 20, 2022 MORGAN STANLEY & CO. LLC

By:	/s/ Hector Vasquez
Name: Hector Vasquez
Title: Executive Director

[Signature Page to Underwriting Agreement]

Accepted: April 20, 2022 RBC CAPITAL MARKETS, LLC

By:	/s/ Eric Martinez
Name: Eric Martinez
Title: Managing Director

[Signature Page to Underwriting Agreement]

Schedule 1

Underwriter	Principal Amount of the 2028 Notes	Principal Amount of the 2033 Notes
GOLDMAN SACHS & CO. LLC	$108,000,000	$162,000,000
FIFTH THIRD SECURITIES, INC.	96,000,000	144,000,000
MORGAN STANLEY & CO. LLC	96,000,000	144,000,000
RBC CAPITAL MARKETS, LLC	96,000,000	144,000,000
ACADEMY SECURITIES, INC.	4,000,000	6,000,000

Total	$400,000,000	$600,000,000

Schedule 1

Schedule 2

Representatives and Addresses for Notices:

Goldman Sachs & Co. LLC

200 West Street

New York, New York 10282

Attn: Registration Department

Fifth Third Securities, Inc.

38 Fountain Square Plaza

Cincinnati, Ohio 45263

Attn: Investment Grade Syndicate Desk

Facsimile: (312) 704-7365

Morgan Stanley & Co. LLC

1585 Broadway, 29th Floor

New York, New York 10036

Attn: Investment Banking Division

Facsimile: (212) 507-8999

RBC Capital Markets, LLC

Brookfield Place

200 Vesey Street, 8th Floor

New York, New York 10281

Attn: Transaction Management

Facsimile: (212) 428-6308

Certain Terms of the 2028 Notes:

Title of Securities:	4.055% Fixed Rate/Floating Rate Senior Notes due 2028

Aggregate Principal Amount of Securities:	$400,000,000

Maturity Date:	April 25, 2028 (the “2028 Maturity Date”)

Fixed Rate Period:	From, and including, April 25, 2022 to, but excluding, April 25, 2027

Floating Rate Period:	From, and including, April 25, 2027 to, but excluding, the 2028 Maturity Date

Schedule 2-1

Interest Rate:

Fixed Rate Period: 4.055% per annum

Floating Rate Period: Compounded SOFR, determined as set forth under “Description of the Notes—Floating rate period for 2028 notes” in the preliminary prospectus supplement dated April 20, 2022, plus 1.355%

Interest Payment Dates:

Fixed Rate Period: Every April 25 and October 25, commencing on October 25, 2022 and ending on April 25, 2027

Floating Rate Period: July 25, 2027, October 25, 2027, January 25, 2028 and the 2028 Maturity Date

Certain Terms of the 2033 Notes:

Title of Securities:	4.337% Fixed Rate/Floating Rate Senior Notes due 2033

Aggregate Principal Amount of Securities:	$600,000,000

Maturity Date:	April 25, 2033 (the “2033 Maturity Date”)

Fixed Rate Period:	From, and including, April 25, 2022 to, but excluding, April 25, 2032

Floating Rate Period:	From, and including, April 25, 2032 to, but excluding, the 2033 Maturity Date

Interest Rate:

Fixed Rate Period: 4.337% per annum

Floating Rate Period: Compounded SOFR, determined as set forth under “Description of the Notes—Floating rate period for 2033 notes” in the preliminary prospectus supplement dated April 20, 2022, plus 1.660%

Schedule 2-2

Interest Payment Dates:

Fixed Rate Period: Every April 25 and October 25, commencing on October 25, 2022 and ending on April 25, 2032

Floating Rate Period: July 25, 2032, October 25, 2032, January 25, 2033 and the 2033 Maturity Date

Schedule 2-3

Schedule 3

Time of Sale Information

Preliminary Prospectus dated April 20, 2022

Pricing Term Sheet dated April 20, 2022 relating to the Securities attached as Schedule 4 hereto

Schedule 3

Schedule 4

Term Sheet

$400,000,000 4.055% Fixed Rate/Floating Rate Senior Notes due 2028

$600,000,000 4.337% Fixed Rate/Floating Rate Senior Notes due 2033

This pricing term sheet supplements the preliminary prospectus supplement of Fifth Third Bancorp dated April 20, 2022 relating to the prospectus of Fifth Third Bancorp dated March 28, 2022.

Issuer:	Fifth Third Bancorp (the “Issuer”)

Securities:

4.055% Fixed Rate/Floating Rate Senior Notes due 2028 (the “Senior Notes due 2028”)

4.337% Fixed Rate/Floating Rate Senior Notes due 2033 (the “Senior Notes due 2033” and, together with the Senior Notes due 2028, the “Notes”)

Expected Ratings*:	[Intentionally Omitted]

Currency:	USD

Size:	$400,000,000 for the Senior Notes due 2028 $600,000,000 for the Senior Notes due 2033

Securities Type:	SEC Registered Senior Notes

Trade Date:	April 20, 2022

Settlement Date**:	April 25, 2022 (T+3)

Maturity Date:	April 25, 2028 for the Senior Notes due 2028 (the “2028 Maturity Date”) April 25, 2033 for the Senior Notes due 2033 (the “2033 Maturity Date”)

Fixed Rate Period:	From, and including, April 25, 2022 to, but excluding, April 25, 2027 for the Senior Notes due 2028 From, and including, April 25, 2022 to, but excluding, April 25, 2032 for the Senior Notes due 2033

Schedule 4-1

Floating Rate Period:

From, and including, April 25, 2027 to, but excluding, the 2028 Maturity Date for the Senior Notes due 2028

From, and including, April 25, 2032 to, but excluding, the 2033 Maturity Date for the Senior Notes due 2033

Coupon:

Senior Notes due 2028:

Fixed Rate Period: 4.055% per annum

Floating Rate Period: Compounded SOFR, determined as set forth under “Description of the Notes—Floating rate period for 2028 notes” in the preliminary prospectus supplement dated April 20, 2022, plus 1.355%

Senior Notes due 2033:

Fixed Rate Period: 4.337% per annum

Floating Rate Period: Compounded SOFR, determined as set forth under “Description of the Notes—Floating rate period for 2033 notes” in the preliminary prospectus supplement dated April 20, 2022, plus 1.660%

Payment Frequency:	Fixed Rate Period: Semi-Annually Floating Rate Period: Quarterly

Interest Payment Dates:

Senior Notes due 2028:

Fixed Rate Period: Every April 25 and October 25, commencing on October 25, 2022 and ending on April 25, 2027

Floating Rate Period: July 25, 2027, October 25, 2027, January 25, 2028 and the 2028 Maturity Date

Senior Notes due 2033:

Fixed Rate Period: Every April 25 and October 25, commencing on October 25, 2022 and ending on April 25, 2032

Floating Rate Period: July 25, 2032, October 25, 2032, January 25, 2033 and the 2033 Maturity Date

Day Count Convention:	Fixed Rate Period: 30/360 Floating Rate Period: Actual/360

Schedule 4-2

Optional Redemption:

Senior Notes due 2028:

The Senior Notes due 2028 will be redeemable in whole, but not in part, by the Issuer on April 25, 2027, the date that is one year prior to the 2028 Maturity Date, at a redemption price equal to 100% of the principal amount of the Senior Notes due 2028, plus accrued and unpaid interest thereon, if any, to, but excluding, the redemption date.

In addition, the Senior Notes due 2028 will be redeemable, in whole or in part, by the Issuer on or after the 30th day prior to the 2028 Maturity Date at a redemption price equal to 100% of the principal amount of the Senior Notes due 2028 being redeemed, plus accrued and unpaid interest thereon, if any, to, but excluding, the redemption date.

Senior Notes due 2033:

The Senior Notes due 2033 will be redeemable in whole, but not in part, by the Issuer on April 25, 2032, the date that is one year prior to the 2033 Maturity Date, at a redemption price equal to 100% of the principal amount of the Senior Notes due 2033, plus accrued and unpaid interest thereon, if any, to, but excluding, the redemption date.

In addition, the Senior Notes due 2033 will be redeemable, in whole or in part, by the Issuer on or after the 90th day prior to the 2033 Maturity Date at a redemption price equal to 100% of the principal amount of the Senior Notes due 2033 being redeemed, plus accrued and unpaid interest thereon, if any, to, but excluding, the redemption date.

Benchmark Treasury:	2.500% US Treasury due March 31, 2027 for the Senior Notes due 2028 1.875% US Treasury due February 15, 2032 for the Senior Notes due 2033

Benchmark Treasury Spot and Yield:	98-09; 2.875% for the Senior Notes due 2028 91-20+; 2.857% for the Senior Notes due 2033

Spread to Benchmark Treasury:	+118 bps for the Senior Notes due 2028 +148 bps for the Senior Notes due 2033

Yield to Maturity:	4.055% for the Senior Notes due 2028 4.337% for the Senior Notes due 2033

Price to Public:	100.000% for the Senior Notes due 2028 100.000% for the Senior Notes due 2033

Proceeds (Before Expenses) to Issuer:	$398,600,000 for the Senior Notes due 2028 $597,300,000 for the Senior Notes due 2033

Denominations:	$2,000 and integral multiples of $1,000 in excess thereof

CUSIP/ISIN:	316773 DE7 / US316773DE71 for the Senior Notes due 2028 316773 DF4 / US316773DF47 for the Senior Notes due 2033

Joint Book-Running Managers:	Goldman Sachs & Co. LLC Fifth Third Securities, Inc. Morgan Stanley & Co. LLC RBC Capital Markets, LLC

Co-Manager:	Academy Securities, Inc.

* Note: A securities rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time.

Schedule 4-3

** It is expected that delivery of the Notes will be made against payment thereof on or about April 25, 2022, which is the third business day following the date hereof (this settlement cycle being referred to as “T+3”). Under Rule 15c6-1 of the Securities Exchange Act of 1934, trades in the secondary market generally are required to settle in two business days, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade the Notes prior to the second business day before delivery of the Notes will be required, by virtue of the fact that the Notes initially will settle in T+3, to specify alternative settlement arrangements to prevent a failed settlement.

The Issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the Issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the Issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling Goldman Sachs & Co. LLC toll-free at 1-866-471-2526, Fifth Third Securities, Inc. toll-free at 1-866-531-5353, Morgan Stanley & Co. LLC toll-free at 1-866-718-1649 and RBC Capital Markets, LLC toll-free at 1-866-375-6829.

ANY DISCLAIMERS OR OTHER NOTICES THAT MAY APPEAR BELOW ARE NOT APPLICABLE TO THIS COMMUNICATION AND SHOULD BE DISREGARDED. SUCH DISCLAIMERS OR OTHER NOTICES WERE AUTOMATICALLY GENERATED AS A RESULT OF THIS COMMUNICATION BEING SENT VIA BLOOMBERG OR ANOTHER E-MAIL SYSTEM.

Schedule 4-4

Schedule 5

(a)	The name of each Underwriter and its participation in the sale of the Securities;

(b)

The second and third sentences of the fourth paragraph of text under the caption “Underwriting (Conflicts of Interest)” in the Preliminary Prospectus and the Prospectus, concerning the terms of the offering by the Underwriters;

(c)

The second sentence of the sixth paragraph of text under the caption “Underwriting (Conflicts of Interest)” in the Preliminary Prospectus and the Prospectus, concerning market making by the Underwriters; and

(d)

The seventh, eighth, and ninth paragraphs of text under the caption “Underwriting (Conflicts of Interest)” in the Preliminary Prospectus and the Prospectus, concerning short sales, stabilizing transactions, purchases to cover positions created by short sales and penalty bids by the Underwriters.

Schedule 5

Annex A

Form of Opinion of Graydon Head & Ritchey LLP

Ladies and Gentlemen:

This opinion is being rendered to you at the request of Fifth Third Bancorp, an Ohio corporation (the “Company”), pursuant to Section 6(g) of the Standard Provisions (the “Standard Provisions”) forming part of the Underwriting Agreement dated as of April 20, 2022 (the “Underwriting Agreement”), among (i) the Company and (ii) Goldman Sachs & Co. LLC; Fifth Third Securities, Inc.; Morgan Stanley & Co. LLC; RBC Capital Markets, LLC and the other Underwriters named in Schedule 1 to the Underwriting Agreement (the “Underwriters”). Capitalized terms used but not otherwise defined herein have the meanings ascribed to such terms in the Underwriting Agreement. The Notes are being issued pursuant to an indenture, dated as of April 30, 2008 (the “Base Indenture”) between the Company and Wilmington Trust Company, as Trustee, as supplemented and amended by a twelfth supplemental indenture between the Company and Wilmington Trust Company, as Trustee, dated April 25, 2022 (the “Twelfth Supplemental Indenture” and together with the Base Indenture, the “Indenture”).

As counsel for the Company, we have examined the Company Organizational Documents (as hereinafter defined) and the Underwriting Agreement.

We have assumed that each document and certificate submitted to us for review is accurate and complete, each such document or certificate that is an original is authentic, each such document or certificate that is a copy conforms to an authentic original, and all signatures on each such document or certificate are genuine. We have also assumed that each party to the Underwriting Agreement (other than the Company) has satisfied those legal requirements that are applicable to it to the extent necessary to make such agreement enforceable against it.

We have further assumed that all parties have acted and will act in good faith, without fraud, duress, undue influence, or a lack of conscionability or fair dealing.

With respect to applicable law, we have assumed the constitutionality of all relevant law and the general availability of all relevant decisions, rules and regulations to lawyers practicing in the State of Ohio.

As to certain questions of fact relevant to our opinions herein, we have relied solely upon the accuracy of the representations and warranties set forth in the Underwriting Agreement and on certificates of officers of the Company, without independent investigation or other verification.

We have examined and are familiar with the Articles of Incorporation, as amended, and Code of Regulations, as amended, of the Company; and a Certificate of Good Standing issued by the Ohio Secretary of State on April [●], 2022 (collectively, the “Company Organizational Documents”).

Annex A-1

Based on the foregoing as well as such other documents as we have deemed necessary to enable us to render this opinion, we are of the opinion that:

(1) The Company has been duly incorporated, is validly existing as a corporation in good standing under the laws of the State of Ohio, is duly registered as a bank holding company and qualified as a financial holding company under the Bank Holding Company Act of 1956, as amended. The Company has the corporate power and authority to own, lease and operate its property and to conduct its business as described in each of the Registration Statement, the Prospectus and the Time of Sale Information and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or to be in good standing would not have a material adverse effect on the current or future financial position, stockholders’ equity or results of operations of the Company and its subsidiaries, taken as a whole.

(2) The execution and delivery by the Company of, and the performance by the Company of its obligations under, the Underwriting Agreement will not contravene any provision of the articles of incorporation or code of regulations of the Company. To our knowledge, the execution and delivery by the Company of, and the performance by the Company of its obligations under, the Underwriting Agreement will not contravene (a) any applicable law, (b) any agreement or other instrument binding upon the Company or any of its Significant Subsidiaries, or (c) any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Company or any Significant Subsidiary, except, in the case of clauses (a), (b) and (c) above, that would not have a material adverse effect on the current or future financial position, stockholders’ equity or results of operation of the Company and its subsidiaries, taken as a whole, and no consent, approval, authorization or order of, or qualification with, any governmental body or agency is required for the performance by the Company of its obligations under the Underwriting Agreement, except such as have been obtained under the Securities Act or may be required by the securities or Blue Sky laws of the various states in connection with the offer and sale of the Notes.

(3) To our knowledge, there are no current or pending legal, governmental or regulatory actions, suits or proceedings that are required under the Securities Act to be described in the Registration Statement, the Time of Sale Information or the Prospectus and that are not so described in the Registration Statement, the Time of Sale Information and the Prospectus.

(4) The Notes conform as to legal matters to the description thereof contained in each of the Registration Statement, the Prospectus and the Time of Sale Information.

Annex A-2

(5) The Indenture has been duly authorized, executed and delivered by the Company and, assuming due execution and delivery thereof by the Trustee, constitutes a valid and legally binding agreement of the Company enforceable against the Company in accordance with its terms.

(6) The Notes have been duly authorized, executed and delivered by the Company and, when duly authenticated as provided in the Indenture and paid for as provided in the Underwriting Agreement, will be duly and validly issued and outstanding and will constitute valid and legally binding obligations of the Company enforceable against the Company in accordance with their terms, and will be entitled to the benefits of the Indenture.

(7) The authorized capital stock of the Company conforms as to legal matters to the description thereof contained in each of the Registration Statement, the Prospectus and the Time of Sale Information.

(8) The Underwriting Agreement has been duly authorized, executed and delivered by the Company.

(9) The Company is not, and after giving effect to the offering and sale of the Notes and the application of the proceeds thereof as described in the Time of Sale Information, the Company will not be, required to register as an “investment company” as such term is defined in the Investment Company Act of 1940, as amended.

This letter deals only with the specific legal issues it explicitly addresses. Accordingly, an express opinion concerning a particular legal issue does not address any other matters. An express opinion includes an implied opinion only if it is both essential to the legal conclusion reached by the express opinion and, based upon prevailing norms and expectations among experienced lawyers in the State of Ohio, reasonable in the circumstances. Further, we do not opine as to the effect of state securities, antitrust, intellectual property, environmental, tax, criminal or local law (except to the extent of our opinion with respect to statements in the Preliminary Prospectus and the Prospectus under the headings “Certain U.S. Federal Income Tax Consequences” and “Description of the Notes” contained in our disclosure letter delivered to you on the date hereof).

The addressees may not rely on this letter or this firm for any legal or other analysis beyond that set forth in this letter, such as the broader guidance and counsel that we might provide to the Company.

This letter speaks only as of its date. We have no obligation to advise the addressees (or any third party) of changes of law or fact that occur after the date of this letter, regardless of whether the change may affect the legal analysis, a legal conclusion or an informational confirmation in this letter.

Annex A-3

Our opinions contained in numbered paragraphs (5) and (6) as to enforceability are subject to the further qualifications that such enforceability may be: (A) limited by bankruptcy, insolvency (including, without limitation, fraudulent conveyances and fraudulent transfers); reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally; (B) subject to the exercise of judicial discretion in accordance with general principles of equity (whether applied by a court of law or equity); (C) limited by general equitable principles, including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing (regardless of whether such enforceability is considered, in a proceeding in equity or at law); (D) subject to the effect of any public policy considerations; or (E) subject to the requirements of good faith, fair dealing, diligence and reasonableness.

Whenever this opinion refers to matters within our “knowledge,” such reference is limited to facts within the actual knowledge of the attorneys of our firm who have given substantive attention to the Company’s offering of the Notes or other material matters for the Company, after due inquiry.

We are licensed to practice in the State of Ohio. We express no opinion about the effect of the laws of any jurisdiction other than the laws of the State of Ohio and the Federal laws of the United States. As you know, certain of the documents provide that they will be governed by the laws of the State of New York. In rendering the opinion set forth herein we have relied with your permission on the legal opinion of Davis Polk & Wardwell LLP delivered pursuant to Section 6(h) of the Standard Provisions as to all matters concerning the applicability of New York law.

This letter is solely for the benefit of the addressees and may not be relied upon, nor may copies be delivered to, any other parties or persons without our prior written consent.

Very truly yours,

Graydon Head & Ritchey LLP

By:
Richard G. Schmalzl, Partner

Annex A-4

EXHIBIT A

FIFTH THIRD BANCORP

Underwriting Agreement Standard Provisions

From time to time, Fifth Third Bancorp, an Ohio corporation (the “Company”), may enter into one or more underwriting agreements that incorporate by reference these Standard Provisions (collectively with these Standard Provisions, an “Underwriting Agreement”) that provide for the sale of the securities designated in such Underwriting Agreement (the “Securities”) to the several Underwriters named therein (the “Underwriters”), for whom the Underwriter(s) named therein shall act as representative(s) (the “Representative(s)”). The Underwriting Agreement, including these Standard Provisions, is sometimes referred to herein as this “Agreement.” The Securities will be issued pursuant to an Indenture dated as of April 30, 2008, as such indenture may hereafter be supplemented (the “Indenture”), between the Company and Wilmington Trust Company, as trustee (the “Trustee”).

Section 1. Registration Statement. The Company has prepared and filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Securities Act”), a registration statement on Form S-3 (File No. 333-263894), including a prospectus (the “Basic Prospectus”), relating to certain securities to be issued from time to time by the Company. The Company has also filed, or proposes to file, with the Commission pursuant to Rule 424 under the Securities Act a prospectus supplement specifically relating to the Securities (the “Prospectus Supplement”). The registration statement, as amended at the time it becomes effective, including the information, if any, deemed pursuant to Rule 430A, 430B or 430C under the Securities Act to be part of the registration statement at the time of its effectiveness (“Rule 430 Information”), is referred to herein as the “Registration Statement”; and as used herein, the term “Prospectus” means the Basic Prospectus as supplemented by the prospectus supplement specifically relating to the Securities in the form first used (or made available upon request of purchasers pursuant to Rule 173 under the Securities Act) in connection with confirmation of sales of the Securities and the term “Preliminary Prospectus” means the preliminary prospectus supplement specifically relating to the Securities together with the Basic Prospectus. If the Company has filed an abbreviated registration statement pursuant to Rule 462(b) under the Securities Act (the “Rule 462 Registration Statement”), then any reference herein to the term “Registration Statement” shall be deemed to include such Rule 462 Registration Statement. Capitalized terms used but not defined herein shall have the meanings given to such terms in the Registration Statement and the Prospectus. References herein to the Registration Statement, the Basic Prospectus, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein. The terms “supplement,” “amendment” and “amend” as used herein with respect to the Registration Statement, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include any documents filed by the Company under the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission thereunder (the “Exchange Act”)

Exhibit A-1

subsequent to the date of the Underwriting Agreement which are deemed to be incorporated by reference therein. For purposes of this Agreement, the term “Effective Time” means the effective date of the Registration Statement with respect to the offering of Securities, as determined for the Company pursuant to Section 11 of the Securities Act and Item 512 of Regulation S-K, as applicable.

At or prior to the time when sales of the Securities will be first made (the “Time of Sale”), the Company will prepare certain information (collectively, the “Time of Sale Information”) which information will be identified in Schedule 3 to the Underwriting Agreement for such offering of Securities as constituting part of the Time of Sale Information.

Section 2. Purchase of the Securities by the Underwriters. (a) The Company agrees to issue and sell the Securities to the several Underwriters named in the Underwriting Agreement, and each Underwriter, on the basis of the representations, warranties and agreements set forth herein and subject to the conditions set forth herein, agrees, severally and not jointly, to purchase from the Company the respective principal amount of Securities set forth opposite such Underwriter’s name in Schedule 1 to the Underwriting Agreement at the respective Purchase Price set forth in the Underwriting Agreement.

(b) Payment for and delivery of the Securities will be made at the Closing Date provided for in the Underwriting Agreement.

(c) The Company acknowledges and agrees that the Underwriters named in the Underwriting Agreement are acting solely in the capacity of an arm’s length contractual counterparty to the Company with respect to any offering of Securities contemplated hereby (including in connection with determining the terms of the offering) and not as a financial advisor or a fiduciary to, or an agent of, the Company or any other person. Additionally, no such Underwriter is advising the Company or any other person as to any legal, tax, investment, accounting or regulatory matters in any jurisdiction. The Company shall consult with its own advisors concerning such matters and shall be responsible for making its own independent investigation and appraisal of the transactions contemplated hereby, and such Underwriters shall have no responsibility or liability to the Company with respect thereto. Any review by such Underwriters named in the Underwriting Agreement of the Company, the transactions contemplated thereby or other matters relating to such transactions will be performed solely for the benefit of the Underwriters and shall not be on behalf of the Company.

Section 3. Representations and Warranties of the Company. The Company represents and warrants to each Underwriter that:

(a) Registration Statement and Prospectus. The Registration Statement is an “automatic shelf registration statement” as defined under Rule 405 of the Securities Act that has been filed with the Commission not earlier than three years prior to the date hereof; and no notice of objection of the Commission to the use of such registration statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the

Exhibit A-2

Securities Act has been received by the Company. No order suspending the effectiveness of the Registration Statement has been issued by the Commission and no proceeding for that purpose or pursuant to Section 8A of the Securities Act against the Company or related to the offering has been initiated or threatened by the Commission; as of the Effective Time, the Registration Statement conformed in all material respects with the Securities Act and the Trust Indenture Act of 1939, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Trust Indenture Act”), and did not or will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading; and as of the date of the Prospectus and any amendment or supplement thereto and as of the Closing Date, the Prospectus did not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company makes no representation and warranty with respect to (i) that part of the Registration Statement that constitutes the Statement of Eligibility and Qualification (Form T-1) of Wilmington Trust Company under the Trust Indenture Act or (ii) any statements or omissions in the Registration Statement and the Prospectus and any amendment or supplement thereto made in reliance upon and in conformity with information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Representatives expressly for use therein.

(b) Time of Sale Information. The Time of Sale Information, at the Time of Sale and at the Closing Date did not and will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company makes no representation and warranty with respect to any statements or omissions made in reliance upon and in conformity with information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Representatives expressly for use in such Time of Sale Information. No statement of material fact included in the Prospectus has been omitted from the Time of Sale Information and no statement of material fact included in the Time of Sale Information that is required to be included in the Prospectus has been omitted therefrom.

(c) Issuer Free Writing Prospectus. Each “issuer free writing prospectus” as defined in Rule 433 under the Securities Act (an “Issuer Free Writing Prospectus”) that the Company is required to file pursuant to Rule 433(d) under the Securities Act complied in all material respects with the Securities Act, has been or will be (within the time period specified in Rule 433) filed in accordance with the Securities Act (to the extent required thereby) and, when taken together with the Preliminary Prospectus accompanying, or delivered prior to delivery of, or filed prior to the first use of such Issuer Free Writing Prospectus, did not, and at the Closing Date will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company makes no representation and warranty with respect to any statements or omissions made in each such Issuer Free Writing Prospectus in reliance upon and in conformity with information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Representatives expressly for use in any Issuer Free Writing Prospectus.

Exhibit A-3

(d) Incorporated Documents. The documents incorporated by reference in the Registration Statement, the Prospectus and the Time of Sale Information, when filed with the Commission, conformed or will conform, as the case may be, in all material respects with the requirements of the Exchange Act and did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(e) Financial Statements. The financial statements and the related notes thereto included or incorporated by reference in the Registration Statement, the Time of Sale Information and the Prospectus comply in all material respects with the applicable requirements of the Securities Act and the Exchange Act, as applicable, and present fairly the financial position of the Company and its subsidiaries as of the dates indicated and the results of their operations and the changes in their cash flows for the periods specified; such financial statements have been prepared in conformity with generally accepted accounting principles applied on a consistent basis throughout the periods covered thereby, and the supporting schedules included or incorporated by reference in the Registration Statement present fairly the information required to be stated therein; and the other financial information included or incorporated by reference in the Registration Statement, the Time of Sale Information and the Prospectus has been derived from the accounting records of the Company and its subsidiaries and presents fairly the information shown thereby.

(f) The Indenture. The Indenture has been duly authorized, executed and delivered by the Company and has been duly qualified under the Trust Indenture Act and constitutes a valid and legally binding agreement of the Company enforceable against the Company in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency or similar laws affecting the enforcement of creditors’ rights generally or by equitable principles relating to enforceability (collectively, the “Enforceability Exceptions”). The Indenture conforms in all material respects to the description thereof in the Registration Statement, the Prospectus and the Time of Sale Information.

(g) The Securities. The Securities have been duly authorized by the Company and, when duly executed, authenticated, issued and delivered as provided in the Indenture and paid for as provided herein, will be duly and validly issued and outstanding and will constitute valid and legally binding obligations of the Company enforceable against the Company in accordance with their terms, subject to the Enforceability Exceptions, and will be entitled to the benefits of the Indenture, and will conform as to legal matters in all material respects to the descriptions thereof contained in the Registration Statement, the Prospectus and the Time of Sale Information.

(h) Underwriting Agreement. The Underwriting Agreement has been duly authorized, executed and delivered by the Company.

Exhibit A-4

(i) Organization and Good Standing. The Company has been duly incorporated, is validly existing as a corporation in good standing under the laws of the State of Ohio, is duly registered as a bank holding company and qualified as a financial holding company under the Bank Holding Company Act of 1956, as amended (the “Bank Holding Company Act”). The Company has the corporate power and authority to own, lease and operate its property and to conduct its business as described in each of the Registration Statement, the Prospectus and the Time of Sale Information and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or to be in good standing would not have a material adverse effect on the current or future financial position, stockholders’ equity or results of operations of the Company and its subsidiaries, taken as a whole.

(j) Organization and Good Standing of Fifth Third Bank, National Association. Fifth Third Bank, National Association (“Fifth Third Bank”) has been duly formed, is validly existing as a bank, in good standing under the laws of the United States, and is validly chartered as a national banking association. Fifth Third Bank has the corporate power and authority to own, lease and operate its property and to conduct its business as described in each of the Registration Statement, the Prospectus and the Time of Sale Information and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the current or future financial position, stockholders’ equity or results of operations of the Company and its subsidiaries, taken as a whole. Fifth Third Bank is the only “significant subsidiary” (as such term is defined in Rule 1-02(w) of Regulation S-X under the Securities Act) of the Company.

(k) Bank Regulatory Compliance. Each of the Company and Fifth Third Bank is in compliance in all respects with all applicable laws administered by, and all applicable rules and regulations of, the Board of Governors of the Federal Reserve System (the “Federal Reserve Board”), the Federal Deposit Insurance Corporation (the “FDIC”), the Office of the Comptroller of the Currency (the “OCC”), the Consumer Financial Protection Bureau and any other federal or state bank regulatory authority with jurisdiction over the Company or its Significant Subsidiaries (collectively, “Bank Regulatory Authorities”), other than where the failure to be in compliance would not reasonably be expected to have a material adverse effect on the current or future financial position, stockholders’ equity or results of operations of the Company and its subsidiaries, taken as a whole.

(l) Capital Stock. The authorized capital stock of the Company conforms as to legal matters to the description thereof contained in each of the Registration Statement, the Prospectus and the Time of Sale Information, and all of the issued shares of capital stock of the Company have been duly and validly authorized and issued and are fully paid and non-assessable; and all of the issued shares of capital stock of each “Significant Subsidiary” have been duly and validly authorized and issued, are fully paid and non-assessable and (except for directors’ qualifying shares and except as otherwise set forth in the Prospectus) are owned directly or indirectly by the Company, free and clear of all liens, encumbrances, equities or claims.

Exhibit A-5

(m) No Conflicts; No Consents. The issue and sale of the Securities, the execution and delivery by the Company of this Agreement, and the performance by the Company of its obligations under this Agreement will not contravene (i) any provision of applicable law, (ii) the Company’s articles of incorporation, as amended, or the code of regulations of the Company, as amended, (iii) any agreement or other instrument binding upon the Company or any of the Company’s subsidiaries that is material to the Company and its subsidiaries, taken as a whole, or (iv) any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Company or any subsidiary, except, in the case of clauses (i), (iii) and (iv) above, that would not have a material adverse effect on the current or future financial position, stockholders’ equity or results of operations of the Company and its subsidiaries, taken as a whole, and no consent, approval, authorization or order of, or qualification with, any governmental body or agency is required for the performance by the Company of its obligations under this Agreement, except such as have been obtained under the Securities Act or as may be required by the securities or Blue Sky laws of the various states in connection with the offer and sale of the Securities.

(n) No Material Adverse Change. There has not occurred any material adverse change, or any development involving a prospective material adverse change, in the condition (financial or otherwise) or in the earnings, business, management or operations of the Company and its subsidiaries, taken as a whole, from that set forth in the Time of Sale Information.

(o) Legal Proceedings. There are no legal or governmental proceedings pending or, to the Company’s knowledge, threatened to which the Company or any of its subsidiaries is a party or to which any of the properties of the Company or any of its subsidiaries is subject (i) other than proceedings accurately described in all material respects in the Time of Sale Information and proceedings that would not have a material adverse effect on the current or future financial position, stockholders’ equity or results of operations of the Company and its subsidiaries, taken as a whole, or on the power or ability of the Company to perform its obligations under this Agreement or to consummate the transactions contemplated by this Agreement and the Time of Sale Information or (ii) that are required to be described in the Registration Statement or the Prospectus and are not so described.

(p) Investment Company Act. The Company is not, and after giving effect to the offering and sale of the Securities and the application of the proceeds thereof as described in the Time of Sale Information, the Company will not be, required to register as an “investment company” as such term is defined in the Investment Company Act of 1940, as amended.

Exhibit A-6

(q) No Unlawful Payments. Neither the Company nor any of its subsidiaries, nor, to the knowledge of the Company, any director, officer, agent, employee or affiliate of the Company or any of its subsidiaries: (i) has used any funds for any unlawful contribution, gift, property, entertainment or other unlawful expense relating to political activity; (ii) has made, taken or will take any action in furtherance of any direct or indirect unlawful payment, promise to pay, or authorization or approval of the payment or giving of money, property, gifts or anything else of value, directly or indirectly, to any foreign or domestic government official or employee to improperly influence official action or secure an improper advantage for the Company or its subsidiaries; (iii) is aware of or has taken any action, directly or indirectly, that would result in a violation by such persons of any provision of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (collectively, the “FCPA”) or any other applicable anti-bribery or anti-corruption laws; or (iv) has made, offered, agreed, requested or taken an act in furtherance of any unlawful bribe or other unlawful benefit, including, without limitation, any rebate, payoff, influence payment, kickback or other unlawful or improper payment or benefit. The Company and its affiliates have conducted their businesses in compliance with the FCPA and any applicable anti-bribery and anti-corruption laws or regulations and have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith.

(r) Compliance with Money Laundering Laws. The operations of the Company and its subsidiaries are currently in material compliance with applicable financial recordkeeping and reporting requirements, including without limitation those of the Bank Secrecy Act, as amended by Title III of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (the “USA PATRIOT Act”), the applicable money laundering statutes of all jurisdictions and the rules and regulations thereunder and any related or similar rules, regulations or guidelines issued, administered or enforced by any governmental agency having jurisdiction over the Company or any of its subsidiaries (collectively, the “Anti-Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Anti-Money Laundering Laws is pending or, to the knowledge of the Company, threatened.

(s) Compliance with OFAC. Neither the Company nor any of its subsidiaries, nor to the knowledge of the Company, any director, officer, agent, employee or affiliate of the Company or any of its subsidiaries is currently the subject of any sanctions administered or imposed by the U.S. Government, including the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”) or the U.S. Department of State or any similar sanctions imposed by any other governmental body to which the Company or any of its subsidiaries is subject (collectively, “Sanctions”), nor located, organized or resident in a country or territory that is currently the subject of Sanctions. The Company will not directly or indirectly use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity (i) for the purpose of financing the activities of or business with any person or entity currently the subject of any Sanctions or (ii) in any other manner that will result in a violation by any person (including any person participating in the transaction, whether as an underwriter, advisor, investor or otherwise) of Sanctions.

Exhibit A-7

(t) No Changes. Subsequent to the respective dates as of which information is given in each of the Registration Statement, the Prospectus and the Time of Sale Information, (i) the Company and its subsidiaries have not incurred any material liability or obligation, direct or contingent, nor entered into any material transaction; (ii) the Company has not purchased any of its outstanding capital stock, nor declared, paid or otherwise made any dividend or distribution of any kind on its capital stock other than ordinary and customary dividends; and (iii) there has not been any material change in the capital stock or long-term debt of the Company and its subsidiaries, except in each case as described in each of the Registration Statement, the Prospectus and the Time of Sale Information, respectively.

(u) Sarbanes-Oxley Act. There is and has been no material failure on the part of the Company and to the best of its knowledge any of the Company’s directors or officers, in their capacities as such, to comply with any provision of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith (the “Sarbanes-Oxley Act”), including Section 402 relating to loans and Sections 302 and 906 relating to certifications.

(v) Accounting Controls. The Company maintains a system of internal control over financial reporting (as such term is defined in Rule 13a-15(f) under the Exchange Act) that complies with the requirements of the Exchange Act and has been designed by the Company’s principal executive officer and principal financial officer, or under their supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles. The Company’s internal control over financial reporting is effective and the Company is not aware of any material weaknesses in its internal control over financial reporting.

(w) Internal Controls. Since the date of the latest audited financial statements included or incorporated by reference in the Prospectus, there has been no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting.

(x) Disclosure Controls. The Company has established and maintains disclosure controls and procedures (as such term is defined in Rule 13a-15(e) under the Exchange Act) that comply with the requirements of the Exchange Act; such disclosure controls and procedures have been designed to ensure that material information relating to the Company, including its consolidated subsidiaries, is made known to the Company’s principal executive officer and principal financial officer by others within those entities and such disclosure controls and procedures are effective.

Exhibit A-8

Section 4. Further Agreements of the Company. The Company covenants and agrees with each Underwriter that:

(a) Filings with the Commission. The Company will (i) pay the registration fees for this offering within the time period required by Rule 456(b)(1)(i) under the Securities Act (without giving effect to the proviso therein) and in any event prior to the Closing Date and (ii) file the Prospectus in a form approved by the Underwriters with the Commission pursuant to Rule 424 under the Securities Act not later than the close of business on the second business day following the date of determination of the public offering price of the Securities or, if applicable, such earlier time as may be required by Rule 424(b) and Rule 430A, 430B or 430C under the Securities Act. The Company will file any Issuer Free Writing Prospectus (including the Term Sheet substantially in the form of Schedule 4 to the Underwriting Agreement) to the extent required by Rule 433 under the Securities Act; and the Company will furnish copies of the Prospectus and each Issuer Free Writing Prospectus (to the extent not previously delivered) to the Underwriters in New York City prior to 10:00 A.M., New York City time, on the business day next succeeding the date of this Agreement in such quantities as the Representatives may reasonably request.

(b) Delivery of Copies. The Company will deliver, without charge, to each Underwriter during the Prospectus Delivery Period (as defined below), as many copies of the Prospectus (including all amendments and supplements thereto and documents incorporated by reference therein) and each Issuer Free Writing Prospectus (if applicable) as the Representatives may reasonably request. As used herein, the term “Prospectus Delivery Period” means such period of time after the first date of the public offering of the Securities as in the opinion of counsel for the Underwriters a prospectus relating to the Securities is required by law to be delivered (or required to be delivered but for Rule 172 under the Securities Act) in connection with sales of the Securities by any Underwriter or dealer.

(c) Amendments or Supplements; Issuer Free Writing Prospectuses. Before making, preparing, using, authorizing, approving, referring to or filing any Issuer Free Writing Prospectus relating to the Securities, and before filing any amendment to the Registration Statement or supplement to the Basic Prospectus, the Company will furnish to the Representatives and counsel for the Underwriters a copy of the proposed Issuer Free Writing Prospectus, amendment or supplement for review and will not make, prepare, use, authorize, approve, refer to or file any such Issuer Free Writing Prospectus or file any such proposed amendment or supplement to which the Representatives reasonably object unless, in the case of a filing, the Company is required by law to make such filing.

(d) Notice to the Representatives. The Company will advise the Representatives promptly, and confirm such advice in writing, (i) when any amendment to the Registration Statement has been filed or becomes effective; (ii) when any supplement to the Prospectus or any amendment to the Prospectus or any Issuer Free Writing Prospectus has been filed; (iii) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus or the receipt of any comments from the Commission relating to the Registration Statement or any other request by the Commission for any additional information; (iv) of the issuance by the Commission of any order suspending the effectiveness of the Registration Statement or preventing or suspending the use of any Preliminary Prospectus or the Prospectus or the initiation or threatening of any

Exhibit A-9

proceeding for that purpose or pursuant to Section 8A of the Securities Act; (v) of the occurrence of any event within the Prospectus Delivery Period as a result of which the Prospectus, the Time of Sale Information or any Issuer Free Writing Prospectus as then amended or supplemented would include any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances existing when the Prospectus, the Time of Sale Information or any such Issuer Free Writing Prospectus is delivered to a purchaser, not misleading; and (vi) of the receipt by the Company of any notice of objection of the Commission to the use of the Registration Statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Securities Act and (vii) of the receipt by the Company of any notice with respect to any suspension of the qualification of the Securities for offer and sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; and the Company will use its reasonable best efforts to prevent the issuance of any such order suspending the effectiveness of the Registration Statement, preventing or suspending the use of any Preliminary Prospectus or the Prospectus or suspending any such qualification of the Securities and, if any such order is issued, will obtain as soon as possible the withdrawal thereof.

(e) Time of Sale Information. If at any time prior to the Closing Date (i) any event shall occur or condition shall exist as a result of which the Time of Sale Information as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances, not misleading or (ii) it is necessary to amend or supplement the Time of Sale Information to comply with law, the Company will immediately notify the Underwriters thereof and forthwith prepare and, subject to paragraph (c) above, file with the Commission (to the extent required) and furnish to the Underwriters and to such dealers as the Representatives may designate, such amendments or supplements to the Time of Sale Information as may be necessary so that the statements in the Time of Sale Information as so amended or supplemented will not, in the light of the circumstances, be misleading or so that the Time of Sale Information will comply with law.

(f) Ongoing Compliance. If during the Prospectus Delivery Period (i) any event shall occur or condition shall exist as a result of which the Prospectus as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances existing when the Prospectus is delivered to a purchaser, not misleading or (ii) it is necessary to amend or supplement the Prospectus to comply with law, the Company will immediately notify the Underwriters thereof and forthwith prepare and, subject to paragraph (c) above, file with the Commission and furnish to the Underwriters and to such dealers as the Representatives may designate, such amendments or supplements to the Prospectus as may be necessary so that the statements in the Prospectus as so amended or supplemented will not, in the light of the circumstances existing when the Prospectus is delivered to a purchaser, be misleading or so that the Prospectus will comply with law.

Exhibit A-10

(g) Blue Sky Compliance. The Company will qualify the Securities for offer and sale under the securities or Blue Sky laws of such jurisdictions as the Representatives shall reasonably request and will continue such qualifications in effect so long as required for distribution of the Securities; provided that the Company shall not be required to (i) qualify as a foreign corporation or other entity or as a dealer in securities in any such jurisdiction where it would not otherwise be required to so qualify, (ii) file any general consent to service of process in any such jurisdiction or (iii) subject itself to taxation in any such jurisdiction if it is not otherwise so subject.

(h) Earnings Statement. The Company will make generally available to its security holders (including holders of the Securities) and the Representatives as soon as practicable an earnings statement (which need not be audited) of the Company and its subsidiaries, satisfying the provisions of Section 11(a) of the Securities Act and the rules and regulations thereunder (including Rule 158).

(i) Clear Market. During the period commencing on the date hereof through and including the Closing Date or such later date as is specified in the Underwriting Agreement, the Company will not, without the prior written consent of the Representatives, offer, sell, contract to sell or otherwise dispose of any debt securities that are substantially similar to the Securities.

(j) Use of Proceeds. The Company will apply the net proceeds from the sale of the Securities as described in the Registration Statement, the Time of Sale Information and the Prospectus under the heading “Use of Proceeds.”

(k) Filing of Exchange Act Documents. The Company will file promptly all reports and any definitive proxy or information statements required to be filed by the Company with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act during the Prospectus Delivery Period.

Section 5. Certain Agreements of the Underwriters. Each Underwriter hereby represents and agrees that:

(a) It has not and will not use, authorize use of, refer to, or participate in the planning for use of, any “free writing prospectus,” as defined in Rule 405 under the Securities Act (which term includes use of any written information furnished to the Commission by the Company and not incorporated by reference into the Registration Statement and any press release issued by the Company) other than (i) a free writing prospectus that, solely a result of use by such underwriter, would not trigger an obligation to file such free writing prospectus with the Commission pursuant to Rule 433 and (other than any communications sent through the Bloomberg Message System or other similar systems) approved by the Company in advance in writing, (ii) any Issuer Free Writing Prospectus listed on Schedule 3 to the Underwriting Agreement or prepared pursuant to Section 3(c) or Section 4(c) above (including any electronic road show), or (iii) any free writing prospectus prepared by such underwriter and approved by the Company in advance in writing (each such free writing prospectus referred to in clauses (i) or (iii), an “Underwriter Free Writing Prospectus”).

Exhibit A-11

(b) Notwithstanding the foregoing the Underwriters may use a term sheet substantially in the form of Schedule 4 to the Underwriting Agreement without the consent of the Company.

(c) It is not subject to any pending proceeding under Section 8A of the Securities Act with respect to the offering (and will promptly notify the Company if any such proceeding against it is initiated during the Prospectus Delivery Period).

Section 6. Conditions of Underwriters’ Obligations. The obligation of each Underwriter to purchase Securities on the Closing Date as provided herein is subject to the performance by the Company of its covenants and other obligations hereunder and to the following additional conditions:

(a) Registration Compliance; No Stop Order. If a post-effective amendment to the Registration Statement is required to be filed under the Securities Act, such post-effective amendment shall have become effective, and the Representatives shall have received notice thereof, not later than 5:00 P.M., New York City time, on the date of the Underwriting Agreement; if applicable, the Rule 462(b) Registration Statement shall have become effective by 10:00 a.m. New York City time on the business day following the date of the Underwriting Agreement; no order suspending the effectiveness of the Registration Statement shall be in effect, and no proceeding for such purpose, pursuant to Rule 401(g)(2) or pursuant to Section 8A under the Securities Act shall be pending before or threatened by the Commission; the Prospectus and each Issuer Free Writing Prospectus shall have been timely filed with the Commission under the Securities Act (in the case of an Issuer Free Writing Prospectus, to the extent required by Rule 433 under the Securities Act) and in accordance with Section 4(a) hereof; and all requests by the Commission for additional information shall have been complied with to the reasonable satisfaction of the Representatives.

(b) Representations and Warranties. The representations and warranties of the Company contained herein shall be true and correct on the date hereof and on and as of the Closing Date; and the statements of the Company and its officers made in any certificates delivered pursuant to this Agreement shall be true and correct on and as of the Closing Date.

(c) No Downgrade. Subsequent to the earlier of (A) the Time of Sale and (B) the execution and delivery of this Agreement, (i) no downgrading shall have occurred in the rating accorded the Securities or any debt securities or preferred stock of or guaranteed by the Company or any of its subsidiaries by any “nationally recognized statistical rating organization,” as such term is defined in Section 3(a)(62) of the Exchange Act and (ii) no such organization (excluding Moody’s Investor Service) shall have publicly announced that it has under surveillance or review, or has changed its outlook with respect to, its rating of the Securities or of any debt securities or preferred stock of or guaranteed by the Company or any of its subsidiaries (other than an announcement with positive implications of a possible upgrading).

Exhibit A-12

(d) No Material Adverse Change. No event or condition of a type described in Section 3(n) hereof shall have occurred or shall exist, which event or condition is not described in the Time of Sale Information (excluding any amendment or supplement thereto) and the Prospectus (excluding any amendment or supplement thereto) and the effect of which in the judgment of the Representatives makes it impracticable or inadvisable to proceed with the offering, sale or delivery of the Securities on the terms and in the manner contemplated by this Agreement, the Time of Sale Information and the Prospectus.

(e) Officer’s Certificate. The Representatives shall have received on and as of the Closing Date a certificate of an executive officer of the Company who has specific knowledge of the Company’s financial matters and is satisfactory to the Representatives (i) confirming that such officer has carefully reviewed the Registration Statement, the Time of Sale Information and the Prospectus and, to the knowledge of such officer, the representations set forth in Sections 3(a) and 3(b) hereof are true and correct, (ii) confirming that the other representations and warranties of the Company in this Agreement are true and correct and that the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to the Closing Date and (iii) to the effect set forth in paragraphs (a), (c) and (d) above.

(f) Comfort Letters. On the date of this Agreement and on the Closing Date, (i) Deloitte & Touche LLP shall have furnished to the Representatives, at the request of the Company, letters, dated the respective dates of delivery thereof and addressed to the Underwriters, in form and substance reasonably satisfactory to the Representatives, containing statements and information of the type customarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained or incorporated by reference in the Registration Statement, the Time of Sale Information and the Prospectus; provided that the letter delivered on the date of this Agreement shall use a “cut-off” date no more than three business days prior to the date of this Agreement and the letter delivered on the Closing Date shall use a “cut-off” date no more than three business days prior to the Closing Date; and (ii) the Company shall have furnished to the Representatives a certificate of the Chief Financial Officer of the Company dated the respective dates of delivery thereof and addressed to the Underwriters, in form and substance reasonably satisfactory to the Representatives, with respect to certain financial statements and certain financial information contained or incorporated by reference in the Registration Statement, the Time of Sale Information and the Prospectus.

(g) Opinion and 10b-5 Statement of Counsel for the Company. Graydon Head & Ritchey LLP, counsel for the Company, shall have furnished to the Representatives, at the request of the Company, their written opinion and 10b-5 Statement, dated the Closing Date and addressed to the Underwriters, in form and substance reasonably satisfactory to the Representatives, to the effect set forth in Annex B hereto.

Exhibit A-13

(h) Opinion and 10b-5 Statement of Counsel for the Underwriters. The Representatives shall have received on and as of the Closing Date an opinion and 10b-5 Statement of Davis Polk & Wardwell LLP, counsel for the Underwriters, with respect to such matters as the Representatives may reasonably request, and such counsel shall have received such documents and information as they may reasonably request to enable them to pass upon such matters.

(i) No Legal Impediment to Issuance. No action shall have been taken and no statute, rule, regulation or order shall have been enacted, adopted or issued by any federal, state or foreign governmental or regulatory authority that would, as of the Closing Date, prevent the issuance or sale of the Securities; and no injunction or order of any federal, state or foreign court shall have been issued that would, as of the Closing Date, prevent the issuance or sale of the Securities.

(j) Good Standing. The Representatives shall have received on and as of the Closing Date satisfactory evidence of the good standing of the Company and Fifth Third Bank in their respective jurisdictions of organization and their good standing in such other jurisdictions as the Representatives may reasonably request, in each case in writing or any standard form of telecommunication from the appropriate governmental authorities of such jurisdictions.

(k) Additional Documents. On or prior to the Closing Date, the Company shall have furnished to the Representatives such further certificates and documents as the Representatives may reasonably request.

All opinions, letters, certificates and evidence mentioned above or elsewhere in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in form and substance reasonably satisfactory to counsel for the Underwriters.

Section 7. Indemnification and Contribution. (a) Indemnification of the Underwriters. The Company agrees to indemnify and hold harmless each Underwriter, its affiliates, directors and officers and each person, if any, who controls such Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any and all losses, claims, damages and liabilities (including, without limitation, legal fees and other expenses incurred in connection with any suit, action or proceeding or any claim asserted as such fees and expenses are incurred), joint or several, that arise out of, or are based upon, (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein, not misleading, or (ii) any untrue statement or alleged untrue statement of a material fact contained in the Prospectus (or any amendment or supplement thereto), any Issuer Free Writing Prospectus or any Time of Sale Information, or caused by any omission or alleged omission to state therein a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, in each case except insofar as such losses, claims, damages or liabilities arise out of, or are based upon, any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with any information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Representatives expressly for use therein.

Exhibit A-14

(b) Indemnification of the Company. Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, its directors, its officers who signed the Registration Statement and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the indemnity set forth in paragraph (a) above, but only with respect to any losses, claims, damages or liabilities that arise out of, or are based upon, any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with any information relating to such Underwriter furnished to the Company in writing by such Underwriter through the Representatives expressly for use in the Registration Statement, the Prospectus (or any amendment or supplement thereto), any Issuer Free Writing Prospectus or any Time of Sale Information.

(c) Notice and Procedures. If any suit, action, proceeding (including any governmental or regulatory investigation), claim or demand shall be brought or asserted against any person in respect of which indemnification may be sought pursuant to either paragraph (a) or (b) above, such person (the “Indemnified Person”) shall promptly notify the person against whom such indemnification may be sought (the “Indemnifying Person”) in writing; provided that the failure to notify the Indemnifying Person shall not relieve it from any liability that it may have under this Section 7 except to the extent that it has been materially prejudiced (through the forfeiture of substantive rights or defenses) by such failure; and provided, further, that the failure to notify the Indemnifying Person shall not relieve it from any liability that it may have to an Indemnified Person otherwise than under this Section 7. If any such proceeding shall be brought or asserted against an Indemnified Person and it shall have notified the Indemnifying Person thereof, the Indemnifying Person shall retain counsel reasonably satisfactory to the Indemnified Person (who shall not, without the consent of the Indemnified Person, be counsel to the Indemnifying Person) to represent the Indemnified Person and any others entitled to indemnification pursuant to this Section 7 that the Indemnifying Person may designate in such proceeding and shall pay the fees and expenses of such counsel related to such proceeding as incurred. In any such proceeding, any Indemnified Person shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Person unless (i) the Indemnifying Person and the Indemnified Person shall have mutually agreed to the contrary, (ii) the Indemnifying Person has failed within a reasonable time to retain counsel reasonably satisfactory to the Indemnified Person; (iii) the Indemnified Person shall have reasonably concluded that there may be legal defenses available to it that are different from or in addition to those available to the Indemnifying Person; or (iv) the named parties in any such proceeding (including any impleaded parties) include both the Indemnifying Person and the Indemnified Person and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood and agreed that the Indemnifying Person shall not, in connection with any proceeding or related proceeding in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all Indemnified Persons, and that all such fees and expenses shall be reimbursed as they are incurred. Any such separate firm for any Underwriter, its affiliates, directors and officers and any control persons of such Underwriter shall be designated in writing by the Representatives and any such separate firm for the Company, its directors, its officers who signed the

Exhibit A-15

Registration Statement and any control persons of the Company shall be designated in writing by the Company. The Indemnifying Person shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the Indemnifying Person agrees to indemnify each Indemnified Person from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an Indemnified Person shall have requested that an Indemnifying Person reimburse the Indemnified Person for fees and expenses of counsel as contemplated by this paragraph, the Indemnifying Person shall be liable for any settlement of any proceeding effected without its written consent if (A) such settlement is entered into more than 30 days after receipt by the Indemnifying Person of such request and (B) the Indemnifying Person shall not have reimbursed the Indemnified Person in accordance with such request prior to the date of such settlement. No Indemnifying Person shall, without the written consent of the Indemnified Person, effect any settlement of any pending or threatened proceeding in respect of which any Indemnified Person is or could have been a party and indemnification could have been sought hereunder by such Indemnified Person, unless such settlement (x) includes an unconditional release of such Indemnified Person, in form and substance reasonably satisfactory to such Indemnified Person, from all liability on claims that are the subject matter of such proceeding and (y) does not include any statement as to or any admission of fault, culpability or a failure to act by or on behalf of any Indemnified Person.

(d) Contribution. If the indemnification provided for in paragraphs (a) and (b) above is unavailable to an Indemnified Person or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each Indemnifying Person under such paragraph, in lieu of indemnifying such Indemnified Person thereunder, shall contribute to the amount paid or payable by such Indemnified Person as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other from the offering of the Securities or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) but also the relative fault of the Company on the one hand and the Underwriters on the other in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriters on the other shall be deemed to be in the same respective proportions as the net proceeds (before deducting expenses) received by the Company from the sale of the Securities and the total underwriting discounts and commissions received by the Underwriters in connection therewith, in each case as set forth in the table on the cover of the Prospectus, bear to the aggregate offering price of the Securities. The relative fault of the Company on the one hand and the Underwriters on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or by the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

Exhibit A-16

(e) Limitation on Liability. The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in paragraph (d) above. The amount paid or payable by an Indemnified Person as a result of the losses, claims, damages and liabilities referred to in paragraph (d) above shall be deemed to include, subject to the limitations set forth above, any legal or other expenses incurred by such Indemnified Person in connection with any such action or claim. Notwithstanding the provisions of this Section 7, in no event shall an Underwriter be required to contribute any amount in excess of the amount by which the total underwriting discounts and commissions received by such Underwriter with respect to the offering of the Securities exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations to contribute pursuant to this Section 7 are several in proportion to their respective purchase obligations hereunder and not joint.

(f) Non-Exclusive Remedies. The remedies provided for in this Section 7 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any Indemnified Person at law or in equity.

Section 8. Termination. This Agreement may be terminated in the absolute discretion of the Representatives, by notice to the Company, if after the execution and delivery of this Agreement and prior to the Closing Date (i) trading generally shall have been suspended or materially limited on the New York Stock Exchange, the NYSE American, the Nasdaq Stock Market, the Chicago Board Options Exchange, the Chicago Mercantile Exchange or the Chicago Board of Trade, or the over-the-counter market; (ii) trading of any securities issued or guaranteed by the Company shall have been suspended on any exchange or in any over-the-counter market; (iii) a general moratorium on commercial banking activities shall have been declared by federal or New York State authorities; or (iv) there shall have occurred any outbreak or escalation of hostilities or any change in financial markets or any calamity or crisis, either within or outside the United States, that, in the judgment of the Representatives, is material and adverse and makes it impracticable or inadvisable to proceed with the offering, sale or delivery of the Securities on the terms and in the manner contemplated by this Agreement, the Time of Sale Information and the Prospectus.

Section 9. Defaulting Underwriter. (a) If, on the Closing Date, any Underwriter defaults on its obligation to purchase the Securities that it has agreed to purchase hereunder, the non-defaulting Underwriters may in their discretion arrange for the purchase of such Securities by other persons satisfactory to the Company on the terms contained in this Agreement. If, within 36 hours after any such default by any Underwriter, the non-defaulting Underwriters do not arrange for the purchase of such Securities, then the Company shall be entitled to a further period of 36 hours within which to procure other persons satisfactory to the non-defaulting Underwriters to

Exhibit A-17

purchase such Securities on such terms. If other persons become obligated or agree to purchase the Securities of a defaulting Underwriter, either the non-defaulting Underwriters or the Company may postpone the Closing Date for up to five full business days in order to effect any changes that in the opinion of counsel for the Company or counsel for the Underwriters may be necessary in the Registration Statement and the Prospectus or in any other document or arrangement, and the Company agrees to promptly prepare any amendment or supplement to the Registration Statement and the Prospectus that effects any such changes. As used in this Agreement, the term “Underwriter” includes, for all purposes of this Agreement unless the context otherwise requires, any person not listed in the Underwriting Agreement that, pursuant to this Section 9, purchases Securities that a defaulting Underwriter agreed but failed to purchase.

(b) If, after giving effect to any arrangements for the purchase of the Securities of a defaulting Underwriter or Underwriters by the non-defaulting Underwriters and the Company as provided in paragraph (a) above, the aggregate principal amount of such Securities that remains unpurchased does not exceed one-ninth of the aggregate principal amount of all the Securities, then the Company shall have the right to require each non-defaulting Underwriter to purchase the principal amount of Securities that such Underwriter agreed to purchase hereunder plus such Underwriter’s pro rata share (based on the principal amount of Securities that such Underwriter agreed to purchase hereunder) of the Securities of such defaulting Underwriter or Underwriters for which such arrangements have not been made.

(c) If, after giving effect to any arrangements for the purchase of the Securities of a defaulting Underwriter or Underwriters by the non-defaulting Underwriters and the Company as provided in paragraph (a) above, the aggregate principal amount of such Securities that remains unpurchased exceeds one-ninth of the aggregate principal amount of all the Securities, or if the Company shall not exercise the right described in paragraph (b) above, then this Agreement shall terminate without liability on the part of the non-defaulting Underwriters. Any termination of this Agreement pursuant to this Section 9 shall be without liability on the part of the Company, except that the Company will continue to be liable for the payment of expenses as set forth in Section 10 hereof and except that the provisions of Section 7 hereof shall not terminate and shall remain in effect.

(d) Nothing contained herein shall relieve a defaulting Underwriter of any liability it may have to the Company or any non-defaulting Underwriter for damages caused by its default.

Section 10. Payment of Expenses. (a) Whether or not the transactions contemplated by this Agreement are consummated or this Agreement is terminated, the Company will pay or cause to be paid all costs and expenses incident to the performance of its obligations hereunder, including without limitation, (i) the costs incident to the authorization, issuance, sale, preparation and delivery of the Securities and any taxes payable in that connection; (ii) the costs incident to the preparation, printing and filing under the Securities Act of the Registration Statement, the Preliminary Prospectus, any

Exhibit A-18

Issuer Free Writing Prospectus, any Time of Sale Information and the Prospectus (including all exhibits, amendments and supplements thereto) and the distribution thereof; (iii) the fees and expenses of the Company’s counsel and independent accountants; (iv) the fees and expenses incurred in connection with the registration or qualification and determination of eligibility for investment of the Securities under the laws of such jurisdictions as the Representatives may designate and the preparation, printing and distribution of a Blue Sky Memorandum (including the related fees and expenses of counsel for the Underwriters); (v) any fees charged by rating agencies for rating the Securities; (vi) the fees and expenses of the Trustee and any paying agent (including related fees and expenses of any counsel to such parties); (vii) all expenses and application fees incurred in connection with any filing with, and clearance of any offering by, FINRA; and (viii) all expenses incurred by the Company in connection with any “road show” presentation to potential investors.

(b) If (i) this Agreement is terminated pursuant to Section 8, (ii) the Company for any reason fails to tender the Securities for delivery to the Underwriters or (iii) the Underwriters decline to purchase the Securities for any reason permitted under this Agreement, the Company agrees to reimburse the Underwriters for all out-of-pocket costs and expenses (including the fees and expenses of their counsel) reasonably incurred by the Underwriters in connection with this Agreement and the offering contemplated hereby.

Section 11. Persons Entitled to Benefit of Agreement. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers and directors and any controlling persons referred to herein, and the affiliates of each Underwriter referred to in Section 7 hereof. Nothing in this Agreement is intended or shall be construed to give any other person any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein. No purchaser of Securities from any Underwriter shall be deemed to be a successor merely by reason of such purchase.

Section 12. Survival. The respective indemnities, rights of contribution, representations, warranties and agreements of the Company and the Underwriters contained in this Agreement or made by or on behalf of the Company or the Underwriters pursuant to this Agreement or any certificate delivered pursuant hereto shall remain in full force and effect, regardless of any investigation made by or on behalf of the Company, the Underwriters or any controlling persons of the Company or Underwriter and shall survive the delivery of and payment for the Securities. The provisions of Sections 7 and 10 hereof shall survive any termination of this Agreement.

Section 13. Certain Defined Terms. For purposes of this Agreement, (a) except where otherwise expressly provided, the term “affiliate” has the meaning set forth in Rule 405 under the Securities Act; (b) the term “business day” means any day that is not a Saturday or Sunday, and that is not a day on which banking institutions in the City of New York are authorized or obligated by law, regulation or executive order to close; and (c) the term “subsidiary” has the meaning set forth in Rule 405 under the Securities Act.

Exhibit A-19

Section 14. Miscellaneous. (a) Authority of the Representatives. Any action by the Underwriters hereunder may be taken by the Representatives on behalf of the Underwriters, and any such action taken by the Representatives shall be binding upon the Underwriters.

(b) Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted and confirmed by any standard form of telecommunication. Notices to the Underwriters shall be given to the Representatives at the address set forth in the Underwriting Agreement. Notices to the Company shall be given to it at Fifth Third Bancorp, 38 Fountain Square Plaza, MD 10AT76, Cincinnati, Ohio 45263, (fax: (513) 534-6757); Attention: General Counsel, or if different, to the address set forth in the Underwriting Agreement.

(c) Compliance with USA Patriot Act. In accordance with the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), the Underwriters are required to obtain, verify and record information that identifies their respective clients, including the Company, which information may include the name and address of their respective clients, as well as other information that will allow the Underwriters to properly identify their respective clients.

(d) Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

(e) Waiver of Jury Trial. The Company and each of the Underwriters hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

(f) Amendments or Waivers. No amendment or waiver of any provision of this Agreement, nor any consent or approval to any departure therefrom, shall in any event be effective unless the same shall be in writing and signed by the parties hereto.

(g) Headings. The headings herein are included for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Agreement.

Section 15. Recognition of the U.S. Special Resolution Regimes. (a) In the event that any Underwriter that is a Covered Entity becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from such Underwriter of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.

(b) In the event that any Underwriter that is a Covered Entity or a BHC Act Affiliate of such Underwriter becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement that may be exercised against such Underwriter are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States.

Exhibit A-20

For purposes of this Section 15:

“BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k).

“Covered Entity” means any of the following:

(i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b);

(ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or

(iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).

“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.

“U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

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Exhibit A-21